Filed pursuant to Rule 433
                                                     Registration No. 333-130684


                      Preliminary Mortgage Loan Level Data

                  Morgan Stanley Mortgage Loan Trust 2006-15XS
                                         (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-15XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

                              Preliminary Termsheet
                                 $[692,976,000]
                                   Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-15XS
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-15XS

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                          [$692,976,000] (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-15XS
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-15XS

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                     Wells Fargo Bank, National Association
                                (Master Servicer)

                             Transaction Highlights


------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
                                                    Expected                                            Initial
  Offered                                           Ratings       Avg Life to   Principal Window To   Subordination
  Classes         Description       Balance(3)   S&P / Moody's   Call(1)/Mty(2)   Call(1) / Mty(2)      Level(4)      Benchmark
============= ===================== ============ =============== ============== ===================== ============= ==============
    A-1        Senior / Floating    $278,860,000    AAA/Aaa       1.00 / 1.00     1 - 24 / 1 - 24        5.90%       1 Mo. LIBOR
                      Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-2-A      Senior / Fixed Rate   $27,959,000     AAA/Aaa       2.25 / 2.25    24 - 31 / 24 - 31       5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-2-B      Senior / Fixed Rate   $40,000,000     AAA/Aaa       2.25 / 2.25    24 - 31 / 24 - 31       5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    A-3       Senior / Fixed Rate   $89,732,000     AAA/Aaa       3.10 / 3.10    31 - 46 / 31 - 46       5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-4-A      Senior / Fixed Rate   $60,579,000     AAA/Aaa       5.00 / 5.00     46 - 82 / 46 - 82      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-4-B      Senior / Fixed Rate   $40,000,000     AAA/Aaa       5.00 / 5.00     46 - 82 / 46 - 82      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-5-A      Senior / Fixed Rate   $15,000,000     AAA/Aaa       7.92 / 10.99   82 - 96 / 82 - 222      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-5-B      Senior / Fixed Rate   $40,686,000     AAA/Aaa       7.92 / 10.99   82 - 96 / 82 - 222      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-6-A      Senior / Fixed Rate   $15,000,000     AAA/Aaa       6.31 / 6.51    37 - 96 / 37 - 220      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
   A-6-B      Senior / Fixed Rate   $50,869,000     AAA/Aaa       6.31 / 6.51    37 - 96 / 37 - 220      5.90%           N/A
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-1          Subordinate /       $9,799,000     AA+/Aa1       5.32 / 5.76    37 - 96 / 37 - 144      4.50%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-2          Subordinate /       $5,599,000      AA/Aa2       5.32 / 5.70    37 - 96 / 37 - 134      3.70%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-3          Subordinate /       $3,149,000      AA/Aa3       5.32 / 5.65    37 - 96 / 37 - 126      3.25%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-4          Subordinate /       $2,449,000      A+/A1        5.32 / 5.61    37 - 96 / 37 - 121      2.90%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-5          Subordinate /       $2,449,000      A+/A2        5.32 / 5.56    37 - 96 / 37 - 117      2.55%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    M-6          Subordinate /       $2,449,000       A/A3        5.32 / 5.50    37 - 96 / 37 - 111      2.20%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    B-1          Subordinate /       $2,449,000     A-/Baa1       5.32 / 5.41    37 - 96 / 37 - 105      1.85%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    B-2          Subordinate /       $2,449,000    BBB+/Baa2      5.28 / 5.29    37 - 96 / 37 - 99       1.50%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------- ------------ --------------- -------------- --------------------- ------------- --------------
    B-3          Subordinate /       $3,499,000     BBB/Baa3      5.04 / 5.04    37 - 90 / 37 - 90       1.00%       1 Mo. LIBOR
                 Floating Rate
------------- --------------------------------------------------------------------------------------------------------------------
    A-R                                                       Not Offered Hereby
-------------
     OC
-------------
     P
-------------



Notes:

(1)  Certificates are priced to a 10% Optional Termination or Auction Call.
(2)  Based on 100% of the prepayment assumption as described herein.
(3) Bond sizes subject to a variance of plus or minus 10%. (4) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

This information should be read in conjunction with the Free Writing Prospectus dated July 13, 2006 (the "Free Writing Prospectus") Issuing Morgan Stanley Mortgage Loan Trust 2006-15XS Entity:

Issuing Entity:     Morgan Stanley Mortgage Loan Trust 2006-15XS
Depositor:          Morgan Stanley Capital I Inc.  The offered certificates
                    will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:            Morgan Stanley Mortgage Capital Inc.

Originators:        Morgan Stanley Mortgage Capital Inc., the Sponsor, is
                    expected to be the originator for approximately 44.14% of the Mortgage Loans.

                    American Home Mortgage Corp is expected to be the originator for approximately 23.50% of the Mortgage Loans. (See Exhibit 3)

                    GreenPoint Mortgage Funding Inc. is expected to be the originator for approximately 16.09% of the Mortgage Loans.

                    No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance.

Servicers:          GMAC Mortgage Corporation is expected to be the initial
                    servicer of approximately 76.53% of the Mortgage Loans by principal balance. (See Exhibit 2). The GMAC serviced loans are expected to be transferred to another servicer, rated SQ1 by Moody's, within 180 days from the Closing Date.

                    GreenPoint is expected to be the servicer of approximately 16.09% of the Mortgage Loans by principal balance.

                    No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans by principal balance.

Certificate         MBIA Insurance Corporation (See Exhibit 4).
Insurer:

Servicing Fee:      The Servicing Fee Rate for the Mortgage Loans is
                    expected to be 0.250% per annum.

                    For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.
Expense Fee: The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer            Generally,   the  18th  of  the   month   in  which   the
Remittance          Distribution Date occurs.
Date:

Auction
Administrator/
Master Servicer/
Securities          Wells Fargo Bank, National Association.
Administrator:

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Trustee:            LaSalle Bank, National Association

Managers:           Morgan Stanley (sole lead manager)

Rating
Agencies:           The Offered Certificates are expected to be
                    rated by Standard & Poor's and Moody's Investors Service,
                    Inc. The ratings on the Class A-2-B, Class A-4-B, Class
                    A-5-B, and Class A-6-B Certificates are without regard to the Certificate Guaranty.

Offered             The Senior Certificates and the Subordinate Certificates.
Certificates:

Non Offered         The Class OC, Class P and Class A-R Certificates.
Certificates:

Senior              The Class A and Class A-R Certificates.
Certificates:

Class A             The Class A-1, Class A-2-A, Class A-2-B, Class A-3,
Certificates:       Class A-4-A, Class A-4-B, Class A-5-A, Class A-5-B,
                    Class A-6-A and Class A-6-B Certificates.

Class M             The Class M-1, Class M-2, Class M-3, Class M-4, Class
Certificates:       M-5 and Class M-6 Certificates.

Class B             The Class B-1, Class B-2, and Class B-3 Certificates.
Certificates:

Subordinate         The Class M and Class B Certificates.
Certificates:

Certificates:       The Senior Certificates, Subordinate Certificates, the
                    Class OC Certificates and the Class P Certificates.
                    Such Certificates may also be referred to individually or collectively as the Certificates.

LIBOR               The Class A-1, Class M-1, Class M-2, Class M-3, Class M-4,
Certificates:       Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3
                    Certificates.

Fixed Rate          The Class A-2-A, Class A-2-B, Class A-3, Class A-4-A,
Certificates:       Class A-4-B, Class A-5-A, Class A-5-B, Class A-6-A,
                    Class A-6-B and Class A-R Certificates.

Lockout             The Class A-6-A and Class A-6-B Certificates will be
Certificates:       "lock-out" certificates.  The Class A-6-A and Class
                    A-6-B Certificates generally will not receive any portion of principal payment until the Distribution Date in November 2009. Thereafter, the Class A-6-A and Class A-6-B
                    Certificates will receive an increasing percentage of their pro rata share of principal payable to the Senior
                    Certificates based on a schedule.

Expected Closing    October 31, 2006 through DTC and, upon request only,
Date:               through Euroclear or Clearstream.

The Mortgage Loans: As of the Cut-off Date, the Mortgage Loans consist of
                    2,724 fixed rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $699,984,241.

Cut-off Date:       October 1, 2006.

Forms and           The Offered Certificates will be issued in book-entry
Denomination:       form and in minimum dollar denominations of $25,000,
                    with an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment          CPR starting at approximately 10% CPR in month 1 and
Assumption:         increasing to 25% CPR in month 12 (15%/11 increase for
                    each month), and remaining at 25% CPR thereafter.

Record Date:        For  the  LIBOR   certificates   and  the   Class   A-2-B
                    Certificates and any distribution date, the business day immediately preceding that distribution date, or if the LIBOR certificates or Class A-2-B Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date. For each other class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

Accrued             The LIBOR Certificates and the Class A-2-B Certificates
Interest:           will settle without accrued interest. The other classes of
                    Offered Certificates will settle with accrued interest.

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Accrual Period:     The interest accrual period for the LIBOR Certificates
                    with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date
                    (on an actual/360 day count basis).

                    The interest accrual period with respect to the Class A-2-B Certificates for a given Distribution Date will be the period beginning on the 25th day of the month and ending on the 24th day of the month (on a 30/360 basis) in which the Distribution Date occurs.

                    The interest accrual period for each other class of certificates and any distribution date will be the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:         0 day delay for LIBOR Certificates and the Class A-2-B,
                    24 day delay for all other Certificates.

Distribution Dates: The 25th of each month, or if such day is not a business day, on the next business day, beginning in November
                    2006.

Last Scheduled      The Distribution Date occurring in [November] 2036.

Distribution Date:
Clean-Up Call:      The terms of the transaction allow for a purchase of the
                    Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up Call Date"). The Master
                    Servicer may assign its right to the Clean-Up Call to another party.

Optional            Commencing with the first Clean-up Call Date, the Auction
Termination         Administrator shall solicit bids for the purchase of the
of the Trust Fund   Mortgage Loans from at least three institutions that are
by Purchaser or     regular purchasers and/or sellers in the secondary market
Auction:            of residential whole mortgage loans similar to the
                    Mortgage Loans. If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO
                    Property and any other property related to the Mortgage
                    Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the "Auction
                    Purchaser") at the price offered by the Auction Purchaser
                    (the "Mortgage Loan Auction Price"). If the Auction
                    Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum
                    Auction Price, the Auction Administrator shall, every six-months following the initial Clean-up Call Date, repeat these auction procedures until the Auction
                    Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction
                    Administrator shall sell the Assets to the Auction
                    Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date after any six-month period unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                    Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) all Reimbursement Amounts due to the Certificates Insurer.

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Minimum Auction     For any Distribution Date on which an auction is being
Price:              held, the sum of (a) 100% of the current aggregate
                    Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) all Reimbursement Amounts due to the Certificate
                    Insurer.

Substitution        The amount by which the balance of any Mortgage Loan
Adjustment          that is repurchased from the trust exceeds the balance
Amount:             of any Mortgage Loan which is then substituted.  The
                    entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated          A "Liquidated Mortgage Loan" is a defaulted Mortgage
Mortgage Loan:      Loan as to which the related Servicer has determined
                    that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:      "Realized Loss" with respect to any Distribution Date
                    and any Mortgage Loan that became a Liquidated Mortgage
                    Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master
                    Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related
                    Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause
                    (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage
                    Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

REO Property:       Real estate owned by the issuing entity.

Depositor's Option  The Depositor has the option, but is not obligated, to to
Purchase Breached   purchase from the Issuing Entity any Breached Mortgage
Mortgage Loans:     Loan at the Purchase Price provided that certain
                    conditions are met.

Breached            A Mortgage Loan (a) (i) on which the first payment was
Mortgage Loan:      not made or (ii) that has been delinquent one or two
                    times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase
Price: Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan plus other amounts as specified in the Pooling and Servicing Agreement.

Delinquency:        As calculated using the MBA methodology, as of the cut-off date, [none] of the mortgage loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Class Principal     The "Class Principal Balance" of any Class of Certificates
Balance:            as of any Distribution Date is the initial Class Principal
                    Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates of the Class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the Class.

                    Realized Losses on the Mortgage Loans will not be allocated to the Senior Certificates; however, Realized Losses on the Mortgage Loans may ultimately affect the payment of interest and principal on the Senior Certificates, other than the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates, which have the benefit of the Certificate Guaranty.

                    Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer, the "Class Principal Balances" of the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates will not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal of such Certificates under the Certificate Guaranty, except to the extent such payment has been reimbursed to the Certificate Insurer.

Due Date:           "Due Date" means, with respect to a Mortgage Loan, the
                    day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment          Period: "Prepayment Period" generally means for any
                    Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Credit Enhancement: The Offered Certificates are credit enhanced by:
                    1) Net Monthly Excess Cashflow from the Mortgage
                       Loans
                    2) 1.00% overcollateralization (funded upfront). On and
                       after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 2.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a floor equal to 0.35% of the aggregate principal balance of the Mortgage Loans as of the cut-off date,
                    3) Subordination of distributions on the more subordinate
                       classes of certificates (if applicable) to the required distributions on the more senior classes of certificates; and
                    4) Certificate Guaranty (Class A-2-B, Class A-4-B, Class
                       A-5-B and Class A-6-B Certificates only)

                    The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate class principal balance of the Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the Mortgage Loans is expected to exceed the aggregate Class Principal Balance of the Certificates by approximately [$7,008,241]. In other words, it is expected that there will be approximately 1.00% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates, plus the weighted average expense fee rate and the guaranty fee rate. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Certificate         The Certificate Insurer will guarantee that (i) the
Guaranty:           Class A Interest Distribution Amounts on the Class
                    A-2-B, Class A-4-B, Class A-5-B and Class A-6-B
                    Certificates are distributed on each Distribution Date,
                    (ii) at the election of the Certificate Insurer in its sole discretion that each of the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates will receive its respective prorata share of the amount, if any, by which the aggregate Class Principal Balance of the Senior
                    Certificates exceeds the aggregate Stated Principal
                    Balance of the Mortgage Loans on any Distribution Date after the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero, and
                    (iii) the respective Class Principal Balances of the Class
                    A-2-B, Class A-4-B, Class A-5-B and Class A-6-B
                    Certificates will be paid in full no later than at the Last Scheduled Distribution Date. The Certificate Guaranty will not cover any Basis Risk Carryforward Amount or any Unpaid Interest Shortfalls. The Certificate Guaranty will not cover any Class of Certificates other than the Class
                    A-2-B, Class A-4-B, Class A-5-B and Class A-6-B
                    Certificates.

                    On each Distribution Date, the Certificate Insurer will be entitled to receive a fee (the "Guaranty Fee Rate") equal to the product of (x) 1/12th of 0.065% and (y) the aggregate Class Principal Balance of the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates immediately prior to that Distribution Date.

                    On each Distribution Date, to the extent that the Certificate Insurer has made any payments under the Certificate Guaranty, the Certificate Insurer will be entitled to reimbursement of such amounts plus certain costs and expenses due to the Certificate Insurer ("Reimbursement Amounts"), to the extent of funds available.

                    The Certificate Insurer will be fully subrogated to the rights of each holder of a Class A-2-B, Class A-4-B, Class A-5-B or Class A-6-B Certificate to receive principal and interest distributions from the trust fund on those Classes of Certificates to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal or interest on any Class A-2-B, Class A-4-B, Class A-5-B or Class A-6-B Certificate under the Certificate Guaranty. To the extent that the Certificate Insurer has paid any amounts with respect to interest and principal, the Certificate Insurer will be subrogated to the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates with respect to such amounts.
                    Unless the Certificate Insurer defaults under its obligations under the Certificate Guaranty, the Certificate Insurer will be entitled to exercise the Voting Rights of the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates, without the consent of Certificateholders, and the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Senior Enhancement  For any Distribution Date, the percentage obtained by
Percentage:         dividing (x) the aggregate Class Principal Balance of
                    the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class A Interest    The "Class A Interest Distribution Amount" for any class
Distribution        of Senior Certificates and any Distribution Date will be
Amount:             equal to the interest accrued on the related Class
                    Principal Balance for such Distribution Date for such class of Senior Certificates and the Unpaid Interest
                    Amount, if any, for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief
                    Act Interest Shortfalls.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Principal           The "Principal Remittance Amount" for the Certificates
Remittance Amount:  and any Distribution Date will be the sum of:
                    (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

Subordinated        The "Subordinated Interest Distribution Amount" will be,
Interest            with respect to any class of Subordinated Certificates
Distribution        and any Distribution Date, interest accrued during the
Amount:             related Interest Accrual Period on the related Class
                    Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related
                    Servicer or the Master Servicer and any Relief Act
                    Interest Shortfalls.

Stepdown Date:      The later to occur of:
                    (x) The earlier of:
                    (a) The Distribution Date occurring in November 2009; and
                    (b) The Distribution Date on which the aggregate Class
                        Principal Balance of the Class A Certificates is reduced to zero; and
                    (y) The first Distribution Date on which the Senior
                        Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 11.80%.

Delinquency         A Delinquency Trigger Event is in effect on any
Trigger             Distribution Date if on that Distribution Date the 60
Event:              Day+ Rolling Average equals or exceeds [50.00%] of the
                    prior period's Senior Enhancement Percentage. The 60 Day+
                    Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss     A Cumulative Loss Trigger Event is in effect on any
Trigger Event:      Distribution Date if the aggregate amount of Realized
                    Losses on the Mortgage Loans incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                    Months 25- 36       [0.20]% for the first month, plus an
                                        additional 1/12th of [0.35]% for each
                                        month thereafter


                    Months 37- 48       [0.55]% for the first month, plus an
                                        additional 1/12th of [0.40]% for each
                                        month thereafter

                    Months 49- 60       [0.95]% for the first month, plus an
                                        additional 1/12th of [0.40]% for each
                                        month thereafter

                    Months 61- 72       [1.35]% for the first month, plus an
                                        additional 1/12th of [0.25]% for each
                                        month thereafter

                    Months 73 and
                    thereafter          [1.60]%.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Step-up Pass-       The pass-through rates on the Offered Certificates will
Through Rates:      increase after the Clean-up Call Date, should the call
                    not be exercised. For the Class A-2-A, Class A-2-B, Class
                    A-3, Class A-4-A, Class A-4-B, Class A-5-A, Class A-5-B,
                    Class A-6-A and Class A-6-B Certificates, the pass-through rates will increase by 0.50% after the Clean-up Call Date.
                    The applicable fixed margin on the Class A-1 Certificates will increase by 2x after the Clean-up Call Date. The applicable fixed margin on all the Subordinate
                    Certificates will increase by 1.5x after the Clean-up Call
                    Date.

Class A-1           The Class A-1 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class A-2-A         The Class A-2-A Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-2-B         The Class A-2-B Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-3           The Class A-3 Certificates will accrue interest at a per
Pass-Through Rate:  annum interest rate equal to the lesser of (i) []% ([]%
                    after the Clean up Call Date) and (ii) the Net WAC Cap.

Class A-4-A         The Class A-4-A Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-4-B         The Class A-4-B Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-5-A         The Class A-5-A Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-5-B         The Class A-5-B Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-6-A         The Class A-6-A Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class A-6-B         The Class A-6-B Certificates will accrue interest at a
Pass-Through Rate:  per annum interest rate equal to the lesser of (i) []%
                    ([]% after the Clean up Call Date) and (ii) the Net WAC
                    Cap.

Class M-1           The Class M-1 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class M-2           The Class M-2 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class M-3           The Class M-3 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class M-4           The Class M-4 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class M-5           The Class M-5 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class M-6           The Class M-6 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Class B-1           The Class B-1 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class B-2           The Class B-2 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Class B-3           The Class B-3 Certificates will accrue interest at a
Pass-Through Rate:  variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 11.000%.

Net WAC Cap:        For any Distribution Date, the weighted average of the
                    interest rates for each Mortgage Loan (less the applicable Expense Fee Rate, and in the case of the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B
                    Certificates, the Guarantee Fee Rate) then in effect at the beginning of the related Due Period, adjusted in the case of the LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Class A-1 Basis     As to any Distribution Date, the Basis Risk Carry Forward
Risk Carry          Amount for each of the Class A-1 Certificates will equal
Forward of:         the sum
Amount:             (i)    The excess, if any, of interest that would otherwise
                           be due on such Class at the Class A-1 Pass-Through
                           Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%) over interest due such Certificates at a rate equal to the Net WAC Cap;
                    (ii)   Any Class A-1 Basis Risk Carry Forward Amount
                           remaining unpaid from prior Distribution Dates; and
                    (iii)  Interest on the amount in clause (ii) at the Class
                           A-1 Pass-Through Rate (without regard to the Net WAC
                           Cap, but subject to a maximum rate of 11.000%).

Class A-2-A         As to any Distribution Date, the Basis Risk Carry
Class A-2-B,        Forward Amount for each of the Class A-2-A Class A-2-B,
Class A-3,          Class A-3, Class A-4-A, Class A-4-B, Class A-5-A, Class
Class A-4-A,        A-5-B, Class A-6-A and Class A-6-B Certificates will
Class A-4-B,        equal the sum of:
Class A-5-A,        (i)    The excess, if any, of interest that would
Class A-5-B,               otherwise be due on such Class at the related Class
Class A-6-A                A Pass-Through Rate (without regard to the Net WAC
and Class A-6-B            Cap, over interest due such Certificates at a rate
Basis Risk Carry           equal to the Net WAC Cap);
Forward Amount:     (ii)   Any Class A-2, Class A-3, Class A-4, Class A-5 and
                           Class A-6 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                    (iii)  Interest on the amount in clause (ii) at the
                           related Class A Pass-Through Rate (without regard to the Net WAC Cap).

                    The Certificate Guaranty will not cover any Basis Risk CarryForward Amounts.

Class M-1, M-2,     As to any Distribution Date, the Basis Risk Carry Forward
M-3, M-4, M-5,      Amount for each of the Class M-1, Class M-2, Class M-3,
M-6, B-1,           Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and
B-2 and B-3,        Class B-3 Certificates will equal the sum of:
Basis Risk Carry    (i)    The excess, if any, of interest that would otherwise
Forward Amounts:           be due on such Class at such Class' applicable
                           Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%) over interest due to such Class at a rate equal to the Net
                           WAC Cap;
                    (ii)   Any Basis Risk Carry Forward Amount for such class
                           remaining unpaid for such Certificate from prior
                           Distribution Dates; and
                    (iii)  Interest on the amount in clause (ii) at the Class'
                           applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000%).

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Interest Carry      "Interest Carry Forward Amount" with respect to any
Forward Amount:     Class of Certificates and any Distribution Date will be
                    equal to the amount, if any, by which the Interest
                    Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous
                    Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended
                    Interest Accrual Period.

Interest            On each Distribution Date and after payments of Expense
Distributions       Fees, if any, and other expenses, interest distributions
on Offered          from the Interest Remittance Amount will be allocated as
Certificates:       follows:
                    (i)    To the Certificate Insurer, the Certificate
                           guarantee premium for such Distribution Date;
                    (ii)   To the Senior Certificates, their Accrued
                           Certificate Interest and any unpaid Accrued
                           Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                    (iii)  To the Certificate Insurer, to pay any
                           Reimbursement Amounts;
                    (iv)   To the Class M-1 Certificates, its Accrued
                           Certificate Interest;
                    (v)    To the Class M-2 Certificates, its Accrued
                           Certificate Interest;
                    (vi)   To the Class M-3 Certificates, its Accrued
                           Certificate Interest;
                    (vii)  To the Class M-4 Certificates, its Accrued
                           Certificate Interest;
                    (viii) To the Class M-5 Certificates, its Accrued
                           Certificate Interest;
                    (ix)   To the Class M-6 Certificates, its Accrued
                           Certificate Interest;
                    (x)    To the Class B-1 Certificates, its Accrued
                           Certificate Interest;
                    (xi)   To the Class B-2 Certificates, its Accrued
                           Certificate Interest;
                    (xii)  To the Class B-3 Certificates; its Accrued
                           Certificate Interest; and
                    (xiii) Any remaining amounts will be distributed pursuant
                           to the Allocation of Net Monthly Excess Cashflow.

Principal           On each Distribution Date (a) prior to the Stepdown Date
Distributions       or (b) on which a Trigger Event is in effect, principal
on Offered          distributions from the Principal Distribution Amount
Certificates:       will be allocated as follows:
                    (i)  to the Certificate Insurer, any Certificate guarantee premium for such Distribution Date remaining unpaid after application of Interest Distributions;
                    (ii) to the Class A Certificates and the Certificate
                         Insurer, allocated between the Class A Certificates and the Certificate Insurer as described below, until the Class Principal Balances of the Class A Certificates and any unpaid Reimbursement Amounts to the Certificate Insurer have been reduced to zero;
                    (iii)to the Class M-1 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (iv) to the Class M-2 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (v)  to the Class M-3 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (vi) to the Class M-4 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (vii)to the Class M-5 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (viii)to the Class M-6 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (ix) to the Class B-1 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (x)  to the Class B-2 Certificates, until the Class
                         Principal Balance has been reduced to zero;
                    (xi) to the Class B-3 Certificates, until the Class
                         Principal Balance has been reduced to zero; and
                    (xii)Any remaining amounts will be distributed pursuant
                         to the Allocation of Net Monthly Excess Cashflow.

                    On each Distribution Date (a) on or after the Stepdown
                    Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                    (i) to the Certificate Insurer, any Certificate guarantee premium for such Distribution Date remaining unpaid after application of Interest Distributions;
                    (ii) to the Class A Certificates and the Certificate
                         Insurer, allocated between the Class A Certificates and the Certificate Insurer as described below, until the Class Principal

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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                         Balances of the Class A Certificates and any unpaid
                         Reimbursement Amounts to the Certificate Insurer have been reduced to zero;

                    (iii)to the Class M-1 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (iv) to the Class M-2 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (vi) to the Class M-4 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (vii)to the Class M-5 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (viii) to the Class M-6 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (ix) to the Class B-1 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
                    (xi) to the Class B-3 Certificates, the lesser of the
                         remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
                    (xii)Any remaining amounts will be distributed pursuant
                         to the Allocation of Net Monthly Excess Cashflow.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Class A Principal   Any principal distributions will be allocated
Allocation:         sequentially to the Class A Certificates and the
                    Certificate Insurer as follows:
                    1)     Concurrently, an amount equal to the Priority
                           Amount, to (x) the Class A-6-A Certificates and
                           (y) Class A-6-B Certificates and the Certificate Insurer prorata (based on, with respect to clause
                           (x), the Class Principal Balance of the Class
                           A-6-A Certificates, and with respect to clause
                           (y), the Class Principal Balance of the Class
                           A-6-B Certificates) as follows:
                           a. To the Class A-6-A Certificates, until the Class Principal Balance is reduced to zero;
                           b. Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-6-B Certificates is reduced to zero and second, to the Class A-6-B Certificates until the Class Principal Balance is reduced to zero.
                    2)          To the Class A-1 Certificates until its Class
                                Principal Balance is reduced to zero;
                    3)          Concurrently, to (x) the Class A-2-A
                                Certificates and (y) Class A-2-B Certificates and the Certificate Insurer prorata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-2-A Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-2-B Certificates) as follows:
                           a. To the Class A-2-A Certificates, until the Class Principal Balance is reduced to zero;
                           b. Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-2-B Certificates is reduced to zero and second, to the Class A-2-B Certificates until the Class Principal Balance is reduced to zero.
                    4)          To the Class A-3 Certificates until its Class
                                Principal Balance is reduced to zero;
                    5)          Concurrently, to (x) the Class A-4-A
                                Certificates and (y) Class A-4-B Certificates and the Certificate Insurer prorata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-4-A Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-4-B Certificates) as follows:
                           a. To the Class A-4-A Certificates, until the Class Principal Balance is reduced to zero;
                           b. Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-4-B Certificates is reduced to zero and second, to the Class A-4-B Certificates until the Class Principal Balance is reduced to zero.
                    6)          Concurrently, to (x) the Class A-5-A
                                Certificates and (y) Class A-5-B Certificates and the Certificate Insurer prorata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-5-A Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-5-B Certificates) as follows:
                           a. To the Class A-5-A Certificates, until the Class Principal Balance is reduced to zero;
                           b. Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-5-B Certificates is reduced to zero and second, to the Class A-5-B Certificates until the Class Principal Balance is reduced to zero.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Class A Principal   6.)    Concurrently, without regard to the Priority
Allocation                 Amount, to (x) the Class A-6-A Certificates and
(continued):               (y) Class A-6-B Certificates and the Certificate
                           Insurer prorata (based on, with respect to clause
                           (x), the Class Principal Balance of the Class A-6-A
                           Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-6-B
                           Certificates) as follows:

                           a. To the Class A-6-A Certificates, until the Class Principal Balance is reduced to zero;

                           b. Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-6-B Certificates is reduced to zero and second, to the Class A-6-B Certificates until the Class Principal Balance is reduced to zero.

                    Notwithstanding the above, in the event that the Class Principal Balances of the Subordinate Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class A Certificates will be distributed concurrently to the Class A-1, Class A-2-A, Class A-2-B, Class A-3, Class A-4-A, Class A-4-B, Class A-5-A, Class A-5-B, Class A-6-A and Class A-6-B Certificates, pro rata based upon their respective Class Principal Balances, with the exception that if any Reimbursement Amounts are owed to the Certificate Insurer, amounts that are otherwise distributable to the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates will be paid first to the Certificate Insurer, to the extent of any unpaid Reimbursement Amounts related to each such Class of Certificates, and then to the Class A-2-B, Class A-4-B, Class A-5-B and Class A-6-B Certificates, as applicable.

Priority
Amount: For any Distribution Date, the amount equal to the product of (i) the Priority Percentage, (ii) the Shift Percentage and (iii) the principal allocable to the Class A Certificates for that Distribution Date.

Priority            For any Distribution Date, the fraction, expressed as a
Percentage:         percentage, the numerator of which is the aggregate
                    Class Principal Balance of the Class A-6-A and Class A-6-B
                    Certificates and the denominator of which is the aggregate
                    Class Principal Balances of the Class A Certificates, prior to giving effect to any distributions of principal on that Distribution Date.

Shift Percentage:   For each Distribution Date:

-------------------------------------------------------------------
    Distribution Date (Months)            Shift Percentage

-------------------------------------------------------------------
             1 to 36                             0%
             37 to 60                            45%
             61 to 72                            80%
             73 to 84                           100%
        85 and thereafter                       300%
-------------------------------------------------------------------

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Allocation of Net   For any Distribution Date, any Net Monthly Excess
Monthly Excess      Cashflow shall be distributed as follows:
Cashflow:           (i)   to the Class M-1 Certificates, the related
                          Interest Carry Forward Amount;
                    (ii)  to the Class M-1 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (iii) to the Class M-2 Certificates, the related
                          Interest Carry Forward Amount;
                    (iv)  to the Class M-2 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (v)   to the Class M-3 Certificates, the related
                          Interest Carry Forward Amount;
                    (vi)  to the Class M-3 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (vii) to the Class M-4 Certificates, the related
                          Interest Carry Forward Amount;
                    (viii)to the Class M-4 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (ix)  to the Class M-5 Certificates, the related
                          Interest Carry Forward Amount;
                    (x)   to the Class M-5 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (xi)  to the Class M-6 Certificates, the related
                          Interest Carry Forward Amount;
                    (xii) to the Class M-6 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (xiii)to the Class B-1 Certificates, the related
                          Interest Carry Forward Amount;
                    (xiv) to the Class B-1 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (xv)  to the Class B-2 Certificates, the related
                          Interest Carry Forward Amount;
                    (xvi) to the Class B-2 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (xvii)to the Class B-3 Certificates, the related
                          Interest Carry Forward Amount;
                    (xviii)to the Class B-3 Certificates, the allocated
                          Unreimbursed Realized Loss Amount;
                    (xix) concurrently, to the Class A Certificates, pro
                          rata, any Basis Risk Carry Forward Amount for the
                          Class A Certificates;
                    (xx)  sequentially, to Class M-1, Class M-2, Class M-3,
                          Class M-4, Class M-5, Class M-6, Class B-1, Class
                          B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;
                    (xxi) concurrently, to the Class A Certificates, pro rata, any Unpaid Interest Shortfall Amount, then sequentially, to the Class M-1, Class M-2, Class
                          M-3, Class M-4, Class M-5, Class M-6, Class B-1,
                          Class B-2 and Class B-3 Certificates, in such order, any Unpaid Interest Shortfall Amount.
                    (xxii)all remaining amounts to the holders of the Class
                          OC Certificates.

Unpaid Interest     For any class of Offered Certificates and distribution
Shortfalls:         date, the sum of interest shortfalls as a result of the
                    Relief Act and Net Prepayment Interest Shortfalls on the
                    Mortgage Loans allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid.

Unreimbursed        For any Class of Offered Certificates other than the
Realized            Class A Certificates, the portion of any Realized Losses
Loss Amount:        on the Mortgage Loans previously allocated to that Class
                    remaining unpaid from prior Distribution Dates.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Available           The "Available Distribution Amount" for any Distribution
Distribution        Date and the Certificates will equal the sum of the
Amount:             following amounts:
                    (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed
                    (including Liquidation Proceeds, condemnation proceeds,
                    Subsequent Recoveries and insurance proceeds (other than any insurance proceeds related to the Certificate
                    Guaranty)), except:
                          o all scheduled payments of principal and related interest collected on Mortgage Loans but due on a date after the related Due Date;
                          o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                          o all prepayment penalties received in connection with the Mortgage Loans;
                          o all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                          o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
                          o   all amounts reimbursable to a Servicer
                              pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or any custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;
                          o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and
                          o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans;
                    (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;
                    (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans in by each Servicer and/or the Master Servicer for that Distribution Date;
                    (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan
                    Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                    (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest            For any Distribution Date, the portion of the Available
Remittance          Distribution Amount for such Distribution Date
Amount:             attributable to interest received or advanced on the
                    Mortgage Loans.

Accrued             For any Distribution Date and each class of
Certificate         Certificates, equals the amount of interest accrued
Interest:           during the related interest accrual period at the
                    related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal           On any Distribution Date, the sum of (i) the Basic
Distribution        Principal Distribution Amount and (ii) the Extra
Amount:             Principal Distribution Amount.

Basic Principal     On any Distribution Date, the excess of (i) the
Distribution        Principal Remittance Amount over (ii) the Excess
Amount:             Subordinated Amount, if any.

Net Monthly         For any Distribution Date is the amount of funds
Excess Cashflow:    available for distribution on such Distribution Date
                    remaining after making the distributions to the
                    Certificates and the Certificate Insurer under "Interest
                    Distributions on Offered Certificates" and "Principal
                    Distributions on Offered Certificates" above.
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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Extra Principal     For any Distribution Date, the lesser of (i) the excess
Distribution        of (x) interest collected or advanced with respect to
Amount:             the Mortgage Loans with due dates in the related Due
                    Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess              For any Distribution Date, means the excess, if any of
Subordinated        (i) the amount of overcollateralization on that
Amount:             Distribution Date over (ii) the required
                    overcollateralization for such Distribution Date.

Class A Principal   For any Distribution Date, an amount equal to the excess
Distribution        of (x) the aggregate Class Principal Balance of the
Amount:             Class A Certificates immediately prior to such
                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.20% and (ii) the aggregate Stated
                    Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

Class M-1           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.00% and
                    (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

Class M-2           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2
                    Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.60% and (ii) the aggregate Stated
                    Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

Class M-3           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.50% and (ii) the aggregate Stated
                    Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 18
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Class M-4           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal
                    Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.20% and (ii) the aggregate
                    Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                    Loans as of the last day of the related Due Period over [$2,449,945].

Class M-5           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal
                    Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.90% and (ii) the aggregate
                    Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                    Loans as of the last day of the related Due Period over [$2,449,945].

Class M-6           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal
                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                    Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.60% and
                    (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].


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Please refer to important information and qualifications at the end of this material.
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                                    Page 19
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Class B-1           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal
                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                    Distribution Amount on such Distribution Date), (vii) the
                    Class Principal Balance of the Class M-6 Certificates
                    (after taking into account the payment of the Class M-6
                    Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-1
                    Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate Stated
                    Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

Class B-2           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal
                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                    Distribution Amount on such Distribution Date), (vii) the
                    Class Principal Balance of the Class M-6 Certificates
                    (after taking into account the payment of the Class M-6
                    Principal Distribution Amount on such Distribution Date),
                    (viii) the Class Principal Balance of the Class B-1
                    Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                    Distribution Date) and (ix) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.00% and (ii) the aggregate Stated
                    Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,449,945].

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 20
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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Class B-3           For any Distribution Date, an amount equal to the excess
Principal           of (x) the sum of (i) the aggregate Class Principal
Distribution        Balance of the Class A Certificates (after taking into
Amount:             account the payment of the Class A Principal
                    Distribution Amount on such Distribution Date), (ii) the
                    Class Principal Balance of the Class M-1 Certificates
                    (after taking into account the payment of the Class M-1
                    Principal Distribution Amount on such Distribution Date),
                    (iii) the Class Principal Balance of the Class M-2
                    Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
                    Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal
                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                    Distribution Amount on such Distribution Date), (vii) the
                    Class Principal Balance of the Class M-6 Certificates
                    (after taking into account the payment of the Class M-6
                    Principal Distribution Amount on such Distribution Date),
                    (viii) the Class Principal Balance of the Class B-1
                    Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such
                    Distribution Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal
                    Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.00% and (ii) the aggregate
                    Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                    Loans as of the last day of the related Due Period over [$2,449,945].

Allocation of       If on any distribution date, the aggregate Class
Losses:             Principal Balances of the Offered Certificates exceeds
                    the aggregate Stated Principal Balance of the Mortgage
                    Loans  for that distribution date, the Class Principal
                    Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class
                    Principal Balance is reduced to zero.  The Class
                    Principal Balances of the Class A Certificates will not be reduced by this excess. This reduction of a Class
                    Principal Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."

                    In the event Applied Realized Loss Amounts are allocated to any class of Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:   One or more REMICs.

ERISA
Eligibility:        Subject to the considerations in the Prospectus and the
                    Free Writing Prospectus, the Offered Certificates are
                    ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                    Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

SMMEA
Eligibility:        It is anticipated that the Class A, Class M-1, Class M-2
                    and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market
                    Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration        This term sheet does not contain all information that is
Statement and       required to be included in a registration statement, or in
Prospectus:         a base prospectus and prospectus supplement. The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649. The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                    http://www.sec.gov/Archives/edgar/data/762153/
                    000091412106000636/0000914121-06-000636.txt

Risk Factors:       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                    THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                    PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                    CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED
                    CERTIFICATES.

Static Pool
 Information:       Information concerning the sponsor's prior residential
                    mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)


---------------------------------------------------------------------------------------------------------
        PPC (%)               25         50          75        100         125        150        175
---------------------------------------------------------------------------------------------------------

  A-1   WAL (yrs)            3.55       1.87        1.30       1.00       0.82        0.70       0.61
        First Payment
        Date              11/25/2006 11/25/2006  11/25/2006 11/25/2006 11/25/2006  11/25/2006 11/25/2006
        Expected Final
        Maturity          10/25/2014  9/25/2010  5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
        Principal Window    1 - 96     1 - 47      1 - 31     1 - 24     1 - 19      1 - 16     1 - 14
---------------------------------------------------------------------------------------------------------
 A-2-A  WAL (yrs)            9.73       4.56        3.00       2.25       1.80        1.49       1.27
        First Payment
        Date              10/25/2014  9/25/2010  5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
        Expected Final
        Maturity          4/25/2018   2/25/2012  4/25/2010  5/25/2009  11/25/2008  6/25/2008  3/25/2008
        Principal Window   96 - 138    47 - 64    31 - 42    24 - 31     19 - 25    16 - 20    14 - 17
---------------------------------------------------------------------------------------------------------
 A-2-B  WAL (yrs)            9.73       4.56        3.00       2.25       1.80        1.49       1.27
        First Payment
        Date              10/25/2014  9/25/2010  5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
        Expected Final
        Maturity          4/25/2018   2/25/2012  4/25/2010  5/25/2009  11/25/2008  6/25/2008  3/25/2008
        Principal Window   96 - 138    47 - 64    31 - 42    24 - 31     19 - 25    16 - 20    14 - 17
---------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)           13.89       6.90        4.30       3.10       2.40        1.98       1.67
        First Payment
        Date              4/25/2018   2/25/2012  4/25/2010  5/25/2009  11/25/2008  6/25/2008  3/25/2008
        Expected Final
        Maturity          3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009  9/25/2008
        Principal Window  138 - 197   64 - 110    42 - 64    31 - 46     25 - 34    20 - 28    17 - 23
---------------------------------------------------------------------------------------------------------
 A-4-A  WAL (yrs)           19.94       12.22       7.60       5.00       3.71        2.84       2.31
        First Payment
        Date              3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009  9/25/2008
        Expected Final
        Maturity          10/25/2030 10/25/2022  11/25/2017 8/25/2013   9/25/2011  7/25/2010  7/25/2009
        Principal Window  197 - 288   110 - 192   64 - 133   46 - 82     34 - 59    28 - 45    23 - 33
---------------------------------------------------------------------------------------------------------
 A-4-B  WAL (yrs)           19.94       12.22       7.60       5.00       3.71        2.84       2.31
        First Payment
        Date              3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009  9/25/2008
        Expected Final
        Maturity          10/25/2030 10/25/2022  11/25/2017 8/25/2013   9/25/2011  7/25/2010  7/25/2009
        Principal Window  197 - 288   110 - 192   64 - 133   46 - 82     34 - 59    28 - 45    23 - 33
---------------------------------------------------------------------------------------------------------
 A-5-A  WAL (yrs)           26.76       20.45      14.87      10.99       7.68        5.19       3.49
        First Payment
        Date              10/25/2030 10/25/2022  11/25/2017 8/25/2013   9/25/2011  7/25/2010  7/25/2009
        Expected Final
        Maturity          7/25/2036  12/25/2034  5/25/2030  4/25/2025   7/25/2021  10/25/2018 6/25/2011
        Principal Window  288 - 357   192 - 338  133 - 283   82 - 222   59 - 177    45 - 144   33 - 56
---------------------------------------------------------------------------------------------------------
 A-5-B  WAL (yrs)           26.76       20.45      14.87      10.99       7.68        5.19       3.49
        First Payment
        Date              10/25/2030 10/25/2022  11/25/2017 8/25/2013   9/25/2011  7/25/2010  7/25/2009
        Expected Final
        Maturity          7/25/2036  12/25/2034  5/25/2030  4/25/2025   7/25/2021  10/25/2018 6/25/2011
        Principal Window  288 - 357   192 - 338  133 - 283   82 - 222   59 - 177    45 - 144   33 - 56
---------------------------------------------------------------------------------------------------------
 A-6-A  WAL (yrs)            9.65       7.91        7.03       6.51       6.21        6.02       5.57
        First Payment
        Date              11/25/2009 11/25/2009  11/25/2009 11/25/2009 12/25/2009  2/25/2010  3/25/2010
        Expected Final
        Maturity          5/25/2036  10/25/2034  2/25/2030  2/25/2025   5/25/2021  8/25/2018  9/25/2016
        Principal Window   37 - 355   37 - 336    37 - 280   37 - 220   38 - 175    40 - 142   41 - 119
---------------------------------------------------------------------------------------------------------
 A-6-B  WAL (yrs)            9.65       7.91        7.03       6.51       6.21        6.02       5.57
        First Payment
        Date              11/25/2009 11/25/2009  11/25/2009 11/25/2009 12/25/2009  2/25/2010  3/25/2010
        Expected Final
        Maturity          5/25/2036  10/25/2034  2/25/2030  2/25/2025   5/25/2021  8/25/2018  9/25/2016
        Principal Window   37 - 355   37 - 336    37 - 280   37 - 220   38 - 175    40 - 142   41 - 119
---------------------------------------------------------------------------------------------------------

(1) Run using Structuring Assumptions as further described herein

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)


----------------------------------------------------------------------------------------------------------
       PPC (%)               25         50          75         100         125        150         175
----------------------------------------------------------------------------------------------------------
 M-1   WAL (yrs)           17.65       11.15       7.68        5.76       4.69        4.11       3.81
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 12/25/2009  1/25/2010   2/25/2010
       Expected Final
       Maturity          8/25/2034   8/25/2028   8/25/2022  10/25/2018  3/25/2016  5/25/2014   2/25/2013
       Principal Window  116 - 334   62 - 262    42 - 190    37 - 144   38 - 113    39 - 91     40 - 76
----------------------------------------------------------------------------------------------------------
 M-2   WAL (yrs)           17.61       11.06       7.61        5.70       4.65        4.05       3.72
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 12/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity          12/25/2033  5/25/2027   7/25/2021  12/25/2017  7/25/2015  11/25/2013  8/25/2012
       Principal Window  116 - 326   62 - 247    42 - 177    37 - 134   38 - 105    38 - 85     39 - 70
----------------------------------------------------------------------------------------------------------
 M-3   WAL (yrs)           17.56       10.99       7.55        5.65       4.61        3.99       3.67
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity          5/25/2033   5/25/2026  10/25/2020  4/25/2017   1/25/2015  6/25/2013   4/25/2012
       Principal Window  116 - 319   62 - 235    42 - 168    37 - 126    37 - 99    38 - 80     39 - 66
----------------------------------------------------------------------------------------------------------
 M-4   WAL (yrs)           17.52       10.92       7.49        5.61       4.54        3.96       3.64
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity          12/25/2032  9/25/2025   3/25/2020  11/25/2016  9/25/2014  3/25/2013   1/25/2012
       Principal Window  116 - 314   62 - 227    42 - 161    37 - 121    37 - 95    38 - 77     39 - 63
----------------------------------------------------------------------------------------------------------
 M-5   WAL (yrs)           17.46       10.84       7.43        5.56       4.51        3.93       3.57
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  12/25/2009 12/25/2009
       Expected Final
       Maturity          7/25/2032   2/25/2025   9/25/2019  7/25/2016   5/25/2014  12/25/2012 11/25/2011
       Principal Window  116 - 309   62 - 220    42 - 155    37 - 117    37 - 91    38 - 74     38 - 61
----------------------------------------------------------------------------------------------------------
 M-6   WAL (yrs)           17.38       10.74       7.35        5.50       4.46        3.89       3.53
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  12/25/2009 12/25/2009
       Expected Final
       Maturity          1/25/2032   5/25/2024   3/25/2019  1/25/2016   1/25/2014  8/25/2012   8/25/2011
       Principal Window  116 - 303   62 - 211    42 - 149    37 - 111    37 - 87    38 - 70     38 - 58
----------------------------------------------------------------------------------------------------------
 B-1   WAL (yrs)           17.26       10.59       7.24        5.41       4.39        3.81       3.49
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  11/25/2009 12/25/2009
       Expected Final
       Maturity          5/25/2031   8/25/2023   7/25/2018  7/25/2015   8/25/2013  5/25/2012   5/25/2011
       Principal Window  116 - 295   62 - 202    42 - 141    37 - 105    37 - 82    37 - 67     38 - 55
----------------------------------------------------------------------------------------------------------
 B-2   WAL (yrs)           17.07       10.38       7.09        5.29       4.30        3.72       3.43
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  11/25/2009 11/25/2009
       Expected Final
       Maturity          7/25/2030   8/25/2022  10/25/2017  1/25/2015   3/25/2013  12/25/2011  2/25/2011
       Principal Window  116 - 285   62 - 190    42 - 132    37 - 99     37 - 77    37 - 62     37 - 52
----------------------------------------------------------------------------------------------------------
 B-3   WAL (yrs)            16.6       9.95        6.76        5.04       4.10        3.56       3.25
       First Payment
       Date              6/25/2016  12/25/2011   4/25/2010  11/25/2009 11/25/2009  11/25/2009 11/25/2009
       Expected Final
       Maturity          5/25/2029   6/25/2021  12/25/2016  4/25/2014   8/25/2012  7/25/2011   9/25/2010
       Principal Window  116 - 271   62 - 176    42 - 122    37 - 90     37 - 70    37 - 57     37 - 47
----------------------------------------------------------------------------------------------------------

(1) Run using Structuring Assumptions as further described herein

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
                            To Optional Termination


-----------------------------------------------------------------------------------------------------------
       PPC (%)                25          50         75         100         125        150         175
-----------------------------------------------------------------------------------------------------------
 A-1   WAL (yrs)             3.55        1.87       1.30        1.00       0.82        0.70       0.61
       First Payment Date 11/25/2006  11/25/2006 11/25/2006  11/25/2006 11/25/2006  11/25/2006 11/25/2006
       Expected Final
       Maturity           10/25/2014  9/25/2010   5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
       Window               1 - 96      1 - 47     1 - 31      1 - 24     1 - 19      1 - 16     1 - 14
-----------------------------------------------------------------------------------------------------------
A-2-A  WAL (yrs)             9.73        4.56       3.00        2.25       1.80        1.49       1.27
       First Payment Date 10/25/2014  9/25/2010   5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
       Expected Final
       Maturity            4/25/2018  2/25/2012   4/25/2010  5/25/2009  11/25/2008  6/25/2008   3/25/2008
       Window              96 - 138    47 - 64     31 - 42    24 - 31     19 - 25    16 - 20     14 - 17
-----------------------------------------------------------------------------------------------------------
A-2-B  WAL (yrs)             9.73        4.56       3.00        2.25       1.80        1.49       1.27
       First Payment Date 10/25/2014  9/25/2010   5/25/2009  10/25/2008  5/25/2008  2/25/2008  12/25/2007
       Expected Final
       Maturity            4/25/2018  2/25/2012   4/25/2010  5/25/2009  11/25/2008  6/25/2008   3/25/2008
       Window              96 - 138    47 - 64     31 - 42    24 - 31     19 - 25    16 - 20     14 - 17
-----------------------------------------------------------------------------------------------------------
 A-3   WAL (yrs)             13.89       6.90       4.30        3.10       2.40        1.98       1.67
       First Payment Date  4/25/2018  2/25/2012   4/25/2010  5/25/2009  11/25/2008  6/25/2008   3/25/2008
       Expected Final
       Maturity            3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009   9/25/2008
       Window              138 - 197   64 - 110    42 - 64    31 - 46     25 - 34    20 - 28     17 - 23
-----------------------------------------------------------------------------------------------------------
A-4-A  WAL (yrs)             19.93      12.20       7.60        5.00       3.71        2.84       2.31
       First Payment Date  3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009   9/25/2008
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  8/25/2013   9/25/2011  7/25/2010   7/25/2009
       Window              197 - 281  110 - 186   64 - 130    46 - 82     34 - 59    28 - 45     23 - 33
-----------------------------------------------------------------------------------------------------------
A-4-B  WAL (yrs)             19.93      12.20       7.60        5.00       3.71        2.84       2.31
       First Payment Date  3/25/2023  12/25/2015  2/25/2012  8/25/2010   8/25/2009  2/25/2009   9/25/2008
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  8/25/2013   9/25/2011  7/25/2010   7/25/2009
       Window              197 - 281  110 - 186   64 - 130    46 - 82     34 - 59    28 - 45     23 - 33
-----------------------------------------------------------------------------------------------------------
A-5-A  WAL (yrs)             23.40      15.49       10.82       7.92       5.87        4.56       3.47
       First Payment Date  3/25/2030  4/25/2022   8/25/2017  8/25/2013   9/25/2011  7/25/2010   7/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              281 - 281  186 - 186   130 - 130   82 - 96     59 - 75    45 - 61     33 - 51
-----------------------------------------------------------------------------------------------------------
A-5-B  WAL (yrs)             23.40      15.49       10.82       7.92       5.87        4.56       3.47
       First Payment Date  3/25/2030  4/25/2022   8/25/2017  8/25/2013   9/25/2011  7/25/2010   7/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              281 - 281  186 - 186   130 - 130   82 - 96     59 - 75    45 - 61     33 - 51
-----------------------------------------------------------------------------------------------------------
A-6-A  WAL (yrs)             9.64        7.89       6.97        6.31       5.50        4.77       4.15
       First Payment Date 11/25/2009  11/25/2009 11/25/2009  11/25/2009 12/25/2009  2/25/2010   3/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              37 - 281    37 - 186   37 - 130    37 - 96     38 - 75    40 - 61     41 - 51
-----------------------------------------------------------------------------------------------------------
A-6-B  WAL (yrs)             9.64        7.89       6.97        6.31       5.50        4.77       4.15
       First Payment Date 11/25/2009  11/25/2009 11/25/2009  11/25/2009 12/25/2009  2/25/2010   3/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              37 - 281    37 - 186   37 - 130    37 - 96     38 - 75    40 - 61     41 - 51
-----------------------------------------------------------------------------------------------------------

(1) Run using Structuring Assumptions as further described herein

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
                            To Optional Termination


-----------------------------------------------------------------------------------------------------------
       PPC (%)                25          50         75         100         125        150         175
-----------------------------------------------------------------------------------------------------------
 M-1   WAL (yrs)             17.12      10.44       7.13        5.32       4.34        3.83       3.58
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 12/25/2009  1/25/2010   2/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     38 - 75    39 - 61     40 - 51
-----------------------------------------------------------------------------------------------------------
 M-2   WAL (yrs)             17.12      10.44       7.13        5.32       4.34        3.81       3.53
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 12/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     38 - 75    38 - 61     39 - 51
-----------------------------------------------------------------------------------------------------------
 M-3   WAL (yrs)             17.12      10.44       7.13        5.32       4.34        3.78       3.50
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    38 - 61     39 - 51
-----------------------------------------------------------------------------------------------------------
 M-4   WAL (yrs)             17.12      10.44       7.13        5.32       4.32        3.78       3.50
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  12/25/2009  1/25/2010
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    38 - 61     39 - 51
-----------------------------------------------------------------------------------------------------------
 M-5   WAL (yrs)             17.12      10.44       7.13        5.32       4.32        3.78       3.45
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  12/25/2009 12/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    38 - 61     38 - 51
-----------------------------------------------------------------------------------------------------------
 M-6   WAL (yrs)             17.12      10.44       7.13        5.32       4.32        3.78       3.45
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  12/25/2009 12/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    38 - 61     38 - 51
-----------------------------------------------------------------------------------------------------------
 B-1   WAL (yrs)             17.12      10.44       7.13        5.32       4.32        3.75       3.45
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  11/25/2009 12/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    37 - 61     38 - 51
-----------------------------------------------------------------------------------------------------------
 B-2   WAL (yrs)             17.06      10.38       7.08        5.28       4.29        3.72       3.42
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  11/25/2009 11/25/2009
       Expected Final
       Maturity            3/25/2030  4/25/2022   8/25/2017  10/25/2014  1/25/2013  11/25/2011  1/25/2011
       Window              116 - 281   62 - 186   42 - 130    37 - 96     37 - 75    37 - 61     37 - 51
-----------------------------------------------------------------------------------------------------------
 B-3   WAL (yrs)             16.60       9.95       6.76        5.04       4.10        3.56       3.25
       First Payment Date  6/25/2016  12/25/2011  4/25/2010  11/25/2009 11/25/2009  11/25/2009 11/25/2009
       Expected Final
       Maturity            5/25/2029  6/25/2021  12/25/2016  4/25/2014   8/25/2012  7/25/2011   9/25/2010
       Window              116 - 271   62 - 176   42 - 122    37 - 90     37 - 70    37 - 57     37 - 47
-----------------------------------------------------------------------------------------------------------

(1) Run using Structuring Assumptions as further described herein

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

Structuring Assumptions:

o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

o the scheduled monthly payment for each Mortgage Loans is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loans will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loans by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

o    the Closing Date of the sale of the Certificates is October 31, 2006,

o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loans ,

o    One-Month LIBOR remains constant at 5.32%,

o The Pool consists of 281 Mortgage Loans with the following characteristics


-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                                              Original   Remaining
    Cut-off                       Current      Term to    Term to    Remaining
     Date          Current          Net        Stated      Stated    Interest-Only
   Principal       Mortgage      Mortgage     Maturity    Maturity    Period
  Balance ($)      Rate (%)      Rate (%)     (Months)    (Months)   (Months)
---------------- ------------- -------------- ---------- ----------- ----------
  188,871.76     6.5000000000  6.2500000000      120        119         NA
  272,055.99     6.5000000000  6.2500000000      180        164         NA
   55,069.58     7.8750000000  7.6250000000      180        166         NA
   62,311.02     6.2500000000  6.0000000000      180        171         NA
   80,054.28     8.0000000000  7.7500000000      180        176         NA
  122,964.44     6.6250000000  6.3750000000      180        177         NA
  579,063.10     7.0739571560  6.8239571560      180        178         NA
   60,183.11     7.5000000000  7.2500000000      180        178         NA
   56,637.66     8.1250000000  7.8750000000      180        179         NA
  164,468.03     6.7500000000  6.5000000000      180        179         NA
2,300,803.14     7.6883443687  7.4383443687    180(2)       177         NA
  150,489.86     7.9317214130  7.6817214130    180(2)       177         NA
2,378,246.27     7.7897722657  7.5397722657    180(2)       178         NA
   39,842.06     7.6250000000  7.3750000000    180(2)       178         NA
  201,043.63     5.8750000000  5.6250000000      240        221         NA
  115,267.80     7.2500000000  7.0000000000      240        238         NA
  359,904.32     6.5557212748  6.3057212748      360        343         103
  495,000.00     5.7512626263  5.5012626263      360        344         104
  453,000.00     5.6250000000  5.3750000000      360        345         105
  232,000.00     7.7500000000  7.5000000000      360        352         112
  584,000.00     6.9760273973  6.7260273973      360        352         112
  588,799.99     7.6222826108  7.3722826108      360        353         113
  519,800.00     7.8585513659  7.6085513659      360        355         115
  278,800.00     6.8750000000  6.6250000000      360        355         115
  300,000.00     7.6250000000  7.3750000000      360        355         115
1,122,570.00     7.4660689311  7.2160689311      360        356         116
  200,000.00     6.2500000000  6.0000000000      360        356         116
6,236,750.37     7.7682640972  7.5182640972      360        357         117
  505,847.80     6.7864970452  6.5364970452      360        357         117
56,355,257.12    7.7240104127  7.4740104127      360        358         118
  986,000.00     7.3549695740  7.1049695740      360        358         118
  147,120.00     7.7500000000  7.5000000000      360        358         118
1,032,750.00     7.5261498427  7.2761498427      360        358         118
12,521,020.00    7.7575067467  7.5075067467      360        359         119
  344,000.00     7.7500000000  7.5000000000      360        359         119
  220,000.00     7.0000000000  6.7500000000      360        359         119
  628,250.00     8.0142260247  7.7642260247      360        359         119
1,910,575.00     7.4473342449  7.1973342449      360        360         120
  252,000.00     8.3750000000  8.1250000000      360        360         120
  445,771.72     5.8248458090  5.5748458090      360        342         NA
  429,470.69     5.8750000000  5.6250000000      360        343         NA
1,056,470.36     5.8252571705  5.5752571705      360        344         NA
  143,059.57     7.1250000000  6.8750000000      360        344         NA
  617,991.59     5.6123697877  5.3623697877      360        345         NA
  202,748.55     6.0807744926  5.8307744926      360        347         NA
  909,013.71     5.9641032161  5.7141032161      360        348         NA
  152,786.23     8.7500000000  7.7500000000      360        349         NA
  266,330.15     6.5538082339  6.3038082339      360        350         NA
1,105,362.64     7.0037997105  6.7537997105      360        351         NA
  223,429.40     6.9550360987  6.7050360987      360        352         NA
  653,636.07     6.7206138272  6.4706138272      360        353         NA
  342,935.93     6.8750000000  6.6250000000      360        353         NA
1,299,116.62     7.0880628484  6.8380628484      360        354         NA
1,779,452.53     7.3787087889  7.1287087889      360        355         NA
  248,963.35     7.0000000000  6.7500000000      360        355         NA
3,593,674.35     7.5204425872  7.2704425872      360        356         NA
  323,815.21     6.5000000000  6.2500000000      360        356         NA
1,288,080.69     6.9402109797  6.6902109797      360        356         NA
  548,731.83     7.7624280015  7.5124280015      360        356         NA
14,296,181.14    7.5415509035  7.2915509035      360        357         NA
  502,843.76     6.5709081062  6.3209081062      360        357         NA

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                                              Original   Remaining
    Cut-off                       Current      Term to    Term to    Remaining
     Date          Current          Net        Stated      Stated    Interest-Only
   Principal       Mortgage      Mortgage     Maturity    Maturity    Period
  Balance ($)      Rate (%)      Rate (%)     (Months)    (Months)   (Months)
---------------- ------------- -------------- ---------- ----------- ----------
  197,238.33     8.5000000000  7.3750000000      360        357         NA
  249,366.27     6.8750000000  6.6250000000      360        357         NA
64,086,798.28    7.6218242722  7.3713397181      360        358         NA
2,139,757.90     6.9825531886  6.7325531886      360        358         NA
  336,257.14     7.1125743085  6.8625743085      360        358         NA
  787,208.45     7.6613843719  7.4113843719      360        358         NA
1,211,701.73     7.5399654666  7.2899654666      360        358         NA
34,216,138.21    7.6828771101  7.4328771101      360        359         NA
  126,688.13     6.6250000000  6.3750000000      360        359         NA
2,939,283.10     6.9403026341  6.6903026341      360        359         NA
  274,785.48     7.2500000000  7.0000000000      360        359         NA
1,257,921.97     7.8266999562  7.5766999562      360        359         NA
4,785,764.89     7.3650811046  7.1150811046      360        360         NA
  333,495.61     7.3845389599  7.1345389599    360(1)       355         NA
  226,938.15     6.8750000000  6.6250000000    360(1)       356         NA
1,542,773.62     7.3337076319  7.0837076319    360(1)       357         NA
2,241,444.32     7.4438006863  7.1938006863    360(1)       358         NA
  239,796.40     6.6250000000  6.3750000000    360(1)       358         NA
1,239,614.70     7.5806173715  7.3306173715    360(1)       359         NA
  248,914.67     7.3750000000  7.1250000000    360(1)       359         NA
  324,899.95     7.7500000000  7.5000000000    360(1)       359         NA
  476,000.00     8.1544117647  7.9044117647    360(1)       360         NA
  139,055.10     6.2500000000  6.0000000000      180        178         NA
  196,954.42     7.8750000000  7.6250000000      180        178         NA
   40,541.81     7.0000000000  6.7500000000      180        178         NA
  129,186.18     7.1250000000  6.8750000000      180        178         NA
  330,385.94     7.5000000000  7.2500000000      180        178         NA
   59,833.21     7.8750000000  7.6250000000    180(2)       176         NA
   48,379.05     7.7500000000  7.5000000000    180(2)       177         NA
  311,247.05     7.1250000000  6.8750000000    180(2)       177         NA
   70,327.51     8.7500000000  8.5000000000    180(2)       177         NA
  115,726.90     7.2500000000  7.0000000000    180(2)       177         NA
  326,736.63     7.7500000000  7.5000000000    180(2)       178         NA
  126,993.52     6.8750000000  6.6250000000      240        236         NA
  258,603.40     7.0000000000  6.7500000000      300        296         NA
   87,199.99     7.1250000000  6.8750000000      360        344         104
  336,000.00     6.2500000000  6.0000000000      360        345         105
  446,400.00     6.1550179211  5.9050179211      360        347         107
  282,671.32     5.8750000000  5.6250000000      360        348         108
  197,000.00     6.2500000000  6.0000000000      360        352         112
  133,000.00     6.5000000000  6.2500000000      360        352         112
  156,000.00     6.5000000000  6.2500000000      360        353         113
   64,000.00     8.6250000000  8.3750000000      360        354         114
  163,900.00     7.1250000000  6.8750000000      360        354         114
  478,825.75     6.6377984319  6.3877984319      360        354         114
  168,000.00     6.3750000000  6.1250000000      360        355         115
  451,000.00     7.3553215078  7.1053215078      360        355         115
  180,000.00     6.7500000000  6.5000000000      360        355         115
  173,600.00     7.3750000000  7.1250000000      360        356         116
  109,600.00     7.0000000000  6.7500000000      360        356         116
  304,000.00     7.2500000000  7.0000000000      360        356         116
  193,600.00     6.3750000000  6.1250000000      360        356         116
  453,000.00     6.7378587196  6.4878587196      360        356         116
7,328,737.59     6.7967775813  6.5467775813      360        356         116
  398,104.89     7.4329353189  7.1829353189      360        356         116
  743,050.00     6.9548146154  6.7048146154      360        356         116
  119,900.00     7.5000000000  7.2500000000      360        357         117
  100,800.00     7.0000000000  6.7500000000      360        357         117
3,862,295.80     7.0267946826  6.7767946826      360        357         117
  124,000.00     6.6250000000  6.3750000000      360        357         117
  108,173.93     7.2500000000  7.0000000000      360        358         118
  257,000.00     6.6250000000  6.3750000000      360        358         118

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                                              Original   Remaining
    Cut-off                       Current      Term to    Term to    Remaining
     Date          Current          Net        Stated      Stated    Interest-Only
   Principal       Mortgage      Mortgage     Maturity    Maturity    Period
  Balance ($)      Rate (%)      Rate (%)     (Months)    (Months)   (Months)
---------------- ------------- -------------- ---------- ----------- ----------
2,635,462.98     7.0270599115  6.7770599115      360        358         118
   92,400.00     7.1250000000  6.8750000000      360        358         118
  927,600.00     7.0076541613  6.7576541613      360        358         118
1,326,200.00     7.0641683004  6.8141683004      360        358         118
  313,250.00     7.4040303272  7.1540303272      360        358         118
7,922,320.33     7.1243685985  6.8743685985      360        358         118
  213,900.00     7.7266830295  7.4766830295      360        358         118
  482,700.00     7.1309042884  6.8809042884      360        358         118
   88,000.00     6.7500000000  6.5000000000      360        358         118
2,653,683.82     7.0531226710  6.8031226710      360        358         118
  315,200.00     7.6250000000  7.3750000000      360        359         119
  224,800.00     7.5000000000  7.2500000000      360        359         119
4,966,250.00     7.3606481248  7.1106481248      360        359         119
  155,000.00     7.6250000000  7.3750000000      360        360         120
  400,000.00     7.0125000000  6.7625000000      360        360         120
  235,659.72     5.8750000000  5.6250000000      360        343         NA
  282,116.69     5.8750000000  5.6250000000      360        344         NA
  297,948.92     5.7500000000  5.5000000000      360        344         NA
  237,282.64     6.3750000000  6.1250000000      360        344         NA
  280,176.25     5.8750000000  5.6250000000      360        344         NA
  124,451.05     5.7500000000  5.5000000000      360        345         NA
  271,027.26     6.5000000000  6.2500000000      360        346         NA
  190,357.56     6.3750000000  6.1250000000      360        351         NA
  326,329.16     6.6250000000  6.3750000000      360        351         NA
  161,976.47     6.6250000000  6.3750000000      360        353         NA
   62,599.08     6.6250000000  6.3750000000      360        353         NA
   95,504.20     7.6250000000  7.3750000000      360        353         NA
  184,811.38     6.8750000000  6.6250000000      360        355         NA
  338,370.07     6.2500000000  6.0000000000      360        355         NA
  242,784.76     6.9644724302  6.7144724302      360        356         NA
  157,423.99     6.5000000000  6.2500000000      360        356         NA
  236,045.21     7.7500000000  7.5000000000      360        356         NA
  471,922.08     6.9620137873  6.7120137873      360        356         NA
  201,263.59     6.5000000000  6.2500000000      360        356         NA
7,466,486.42     6.8623977873  6.6123977873      360        356         NA
  908,742.74     6.4679045840  6.2179045840      360        356         NA
  182,579.78     7.8750000000  7.6250000000      360        357         NA
  123,693.27     7.0000000000  6.7500000000      360        357         NA
  114,156.20     7.7500000000  7.5000000000      360        357         NA
  305,829.24     6.9243329668  6.6743329668      360        357         NA
  261,214.91     6.5667781512  6.3167781512      360        357         NA
   94,571.21     7.1250000000  6.8750000000      360        357         NA
11,822,003.36    6.9447912427  6.6947912427      360        357         NA
   86,357.77     7.0000000000  6.7500000000      360        358         NA
  124,285.00     6.7500000000  6.5000000000      360        358         NA
   82,696.72     7.7500000000  7.5000000000      360        358         NA
1,995,092.92     7.1998623609  6.9498623609      360        358         NA
  127,784.31     6.8750000000  6.6250000000      360        358         NA
1,055,848.90     7.5464998247  7.2570677194      360        358         NA
  681,371.55     7.4750620972  7.2250620972      360        358         NA
  109,425.19     7.1250000000  6.8750000000      360        358         NA
  388,633.94     7.1934019871  6.9434019871      360        358         NA
  279,539.62     7.0000000000  6.7500000000      360        358         NA
18,777,919.53    7.0782543711  6.8282543711      360        358         NA
  199,702.21     7.5000000000  7.2500000000      360        358         NA
  365,879.10     7.5926857396  7.3426857396      360        358         NA
   62,831.53     7.2500000000  7.0000000000      360        358         NA
2,572,927.99     7.1304201964  6.8804201964      360        358         NA
  211,954.12     7.0000000000  6.7500000000      360        359         NA
  214,840.44     7.5000000000  7.2500000000      360        359         NA
  153,516.10     9.0000000000  8.7500000000      360        359         NA

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                                              Original   Remaining
    Cut-off                       Current      Term to    Term to    Remaining
     Date          Current          Net        Stated      Stated    Interest-Only
   Principal       Mortgage      Mortgage     Maturity    Maturity    Period
  Balance ($)      Rate (%)      Rate (%)     (Months)    (Months)   (Months)
---------------- ------------- -------------- ---------- ----------- ----------
  317,602.04     7.2500000000  7.0000000000      360        359         NA
10,435,622.46    7.2868130392  7.0368130392      360        359         NA
  951,901.00     7.1075348172  6.8575348172      360        360         NA
   86,485.60     6.5000000000  6.2500000000    360(1)       357         NA
1,200,415.77     6.9500153341  6.7000153341    360(1)       358         NA
  925,592.34     7.2648634117  7.0148634117    360(1)       359         NA
  140,000.00     7.3750000000  7.1250000000    360(1)       360         NA
  427,189.44     6.6250000000  6.3750000000      180        178         NA
1,554,143.82     6.3507430895  6.1007430895      180        179         NA
  349,175.92     7.2500000000  7.0000000000    180(2)       177         NA
  411,386.57     7.5000000000  7.2500000000    180(2)       178         NA
  671,844.93     6.3750000000  6.1250000000      300        295         NA
  359,290.37     5.7500000000  5.5000000000      360        343         103
  843,750.00     6.2500000000  6.0000000000      360        352         112
  536,800.00     7.0000000000  6.7500000000      360        352         112
1,601,211.70     7.1153483172  6.8653483172      360        353         113
  351,400.00     7.6250000000  7.3750000000      360        354         114
12,031,721.62    7.2218813140  6.9718813140      360        356         116
  353,500.00     6.5000000000  6.2500000000      360        356         116
  381,000.00     7.1250000000  6.8750000000      360        356         116
16,588,757.55    7.4753633731  7.2039416738      360        357         117
1,678,320.00     6.7949199199  6.5449199199      360        357         117
55,136,322.61    7.5283626087  7.2783626087      360        358         118
  832,000.00     7.2451923077  6.9951923077      360        358         118
  352,750.00     8.6250000000  8.3750000000      360        358         118
1,605,100.00     7.3641050402  7.1141050402      360        358         118
18,135,920.00    7.7557774158  7.5057774158      360        359         119
1,291,200.00     6.8406133829  6.5906133829      360        359         119
  503,200.00     8.1250000000  7.8750000000      360        359         119
  368,000.00     7.7500000000  7.5000000000      360        359         119
  804,000.00     7.4216417910  7.1716417910      360        359         119
3,910,825.00     7.1340054528  6.8840054528      360        360         120
1,021,000.00     6.8059500490  6.5559500490      360        360         120
  380,079.11     6.6250000000  6.3750000000      360        342         NA
1,159,763.75     6.0737498456  5.8237498456      360        343         NA
  372,083.47     5.8750000000  5.6250000000      360        344         NA
1,408,606.22     5.7152222668  5.4652222668      360        345         NA
  394,944.12     6.3750000000  6.1250000000      360        350         NA
1,930,302.10     6.4024229420  6.1524229420      360        351         NA
1,284,842.95     6.4372883404  6.1872883404      360        352         NA
2,085,279.77     6.3295085052  6.0795085052      360        353         NA
  581,441.52     7.0000000000  6.7500000000      360        353         NA
2,548,498.90     6.7408524681  6.4908524681      360        354         NA
  455,658.05     6.8750000000  6.6250000000      360        354         NA
10,235,700.98    6.6236124920  6.3736124920      360        355         NA
  975,433.26     6.8708786442  6.6208786442      360        355         NA
18,039,819.22    6.8580318541  6.6080318541      360        356         NA
  386,652.44     6.7500000000  6.5000000000      360        356         NA
1,353,449.12     6.9365144513  6.6865144513      360        356         NA
  448,810.53     8.1250000000  7.8750000000      360        356         NA
42,129,944.49    7.1120871548  6.8620871548      360        357         NA
3,075,978.04     6.9071405911  6.6571405911      360        357         NA
49,876,967.15    7.3986143472  7.1486143472      360        358         NA
  898,520.26     7.0000000000  6.7500000000      360        358         NA
  607,201.88     8.1250000000  7.8750000000      360        358         NA
  357,080.72     7.6250000000  7.3750000000      360        358         NA
  421,725.42     7.2500000000  7.0000000000      360        358         NA
25,024,658.40    7.4861497421  7.2361497421      360        359         NA
2,094,849.44     7.2068981429  6.9568981429      360        359         NA
  359,752.25     7.8750000000  7.6250000000      360        359         NA
2,296,000.00     7.1606598432  6.9106598432      360        360         NA
  390,000.00     6.5000000000  6.2500000000      360        360         NA

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Please refer to important information and qualifications at the end of this
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                                    Page 31
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------


                                              Original   Remaining
    Cut-off                       Current      Term to    Term to    Remaining
     Date          Current          Net        Stated      Stated    Interest-Only
   Principal       Mortgage      Mortgage     Maturity    Maturity    Period
  Balance ($)      Rate (%)      Rate (%)     (Months)    (Months)   (Months)
---------------- ------------- -------------- ---------- ----------- ----------
  442,500.00     7.5000000000  7.2500000000      360        360         NA
4,199,649.99     7.5948401637  7.3448401637    360(1)       357         NA
3,240,459.41     7.4640166099  7.2140166099    360(1)       358         NA
  391,720.80     7.2500000000  7.0000000000    360(1)       358         NA
2,782,533.27     7.3462961388  7.0962961388    360(1)       359         NA
  433,851.27     7.3750000000  7.1250000000    360(1)       359         NA
  768,353.37     6.6919497731  6.4419497731      240        237         NA
  374,790.51     6.2500000000  6.0000000000      360        348         108
  373,588.40     5.8750000000  5.6250000000      360        352         112
4,386,634.77     6.8422670586  6.5922670586      360        356         116
2,488,000.00     6.3750000000  6.1250000000      360        356         116
2,764,460.00     6.6518795714  6.4018795714      360        357         117
  679,900.00     8.0000000000  7.7500000000      360        357         117
  388,500.00     8.1250000000  7.8750000000      360        358         118
  352,000.00     8.3750000000  8.1250000000      360        358         118
  967,000.00     7.0288262668  6.7788262668      360        358         118
  449,800.00     8.0000000000  7.7500000000      360        358         118
1,045,600.00     7.6250000000  7.3750000000      360        358         118
  882,000.00     6.6250000000  6.3750000000      360        358         118
5,405,882.81     7.1848985048  6.9348985048      360        358         118
  368,000.00     6.7500000000  6.5000000000      360        358         118
  388,000.00     7.0000000000  6.7500000000      360        359         119
2,459,000.00     7.4157940220  7.1657940220      360        359         119
  462,443.38     6.5000000000  6.2500000000      360        354         NA
  363,332.20     6.5000000000  6.2500000000      360        355         NA
  428,577.71     7.0000000000  6.7500000000      360        356         NA
  378,773.62     7.1250000000  6.8750000000      360        356         NA
3,380,957.97     6.7724598529  6.5224598529      360        356         NA
2,997,176.67     6.7924999171  6.5424999171      360        357         NA
  462,960.45     7.5000000000  7.2500000000      360        357         NA
2,093,187.60     7.2114907402  6.9614907402      360        358         NA
  483,242.60     7.2500000000  7.0000000000      360        358         NA
  369,376.52     6.8750000000  6.6250000000      360        358         NA
  359,704.91     7.0000000000  6.7500000000      360        359         NA
5,968,809.79     7.2258463111  6.9758463111      360        359         NA

(1)Balloon Loan; Original Amortization is 480
(2)Balloon Loan; Original Amortization is 360


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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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

              Preliminary Collateral Information for MSM 06-15XS
                                   Fixed OC
                          $700MM Deal Size (+/- 20%)

   GWAC                                           7.32% (+/- 10 bps)
   GWAC Range                                     4.62% - 9.75%
   NWAC                                           7.07% (+/- 10 bps)
   WALA                                           3 months (+/- 3)
   Average loan size                              $257,000 (+/- 50k)
   Max loan size                                  $2,000,000
   Average LTV                                    74% (+/- 10%)
   Loans>80 LTV with no MI or Pledged Assets      0.31% (+/- .5%)
   Average FICO                                   703 (+/- 10 points)
   Minimum FICO                                   538
   Full / Alt documentation                       17% (+/- 10%)
   Max no documentation                           13%
   Interest Only                                  38% (+/- 10%)
   Owner occupied                                 82% (+/- 10%)
   Property type                                  81% single family detached/PUD (+/-
                                                  10%)
   Investor properties                            15% (+/- 10%)
   Loan purpose                                   35% cash-out refinance (+/- 10%)
   Prepay penalties                               28% (+/- 10%)
   California Concentration                       22% (+/- 10%)

   Note: All characteristics are preliminary and are subject to the final collateral pool

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                                    Page 33
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this Preliminary Termsheet with respect to the Mortgage Loans assumes CPR starting at approximately 10% CPR in month 1 and increasing to 25% CPR in month 12 (15%/11 increase for each month), and remaining at 25% CPR thereafter. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.


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                                    Page 35
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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                                   EXHIBIT 2
                           GMAC Mortgage Corporation

General

      GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of GMAC LLC ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

      GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

      GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

      The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

                       ---------------------------------
                           General Motors Corporation
                       ---------------------------------
                                       |
                       ---------------------------------
                                    GMAC LLC
                                     (GMAC)
                       ---------------------------------
                                       |
                       ---------------------------------
                        Residential Capital Corporation
                                    (ResCap)
                       ---------------------------------
                                       |
                       ---------------------------------
                           GMAC Mortgage Corporation
                       ---------------------------------

      GMAC Mortgage Corporation is expected to merge into a Delaware limited liability company on or about October 17, 2006. ResCap is expected to convert from a Delaware corporation to a Delaware limited liability company on or about October 31, 2006.


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                                    Page 36
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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      Servicing Activities

      GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

            As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

      The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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                                    Page 37
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

-------------------------------------------------------------------------------

             GMAC Mortgage Corporation PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)

                                        -------------------
                                        For the Six Months
                                          Ended June 30,                For the Year Ended December 31,
                                        -----------------  --------------------------------------------------------
                                               2006            2005            2004           2003            2002

Prime conforming mortgage loans
      No. of Loans....................     1,420,904       1,392,870       1,323,249      1,308,284      1,418,843
      Dollar Amount of Loans..........      $194,872        $186,364        $165,521       $153,601       $150,421
      Percentage Change
            from Prior Year...........         4.57%          12.59%           7.76%          2.11%            N/A
Prime non-conforming mortgage loans
      No. of Loans....................        69,793          69,488          53,119         34,041         36,225
      Dollar Amount of Loans..........       $32,896         $32,385         $23,604        $13,937        $12,543
      Percentage Change
            from Prior Year...........         1.58%          37.20%          69.36%         11.12%            N/A
Government mortgage loans
      No. of Loans....................       179,721         181,679         191,844        191,023        230,085
      Dollar Amount of Loans..........       $18,342         $18,098         $18,328        $17,594        $21,174
      Percentage Change
            from Prior Year...........         1.35%         (1.25)%           4.17%       (16.91)%            N/A
Second-lien mortgage loans
      No. of Loans....................       456,875         392,261         350,334        282,128        261,416
      Dollar Amount of Loans..........       $17,226         $13,034         $10,374         $7,023         $6,666
      Percentage Change
            from Prior Year...........        32.16%          25.64%          47.71%          5.36%            N/A
Total mortgage loans serviced
      No. of Loans......................   2,127,293       2,036,298       1,918,546      1,815,476      1,946,569
      Dollar Amount of Loans..........      $263,336        $249,881        $217,827       $192,155       $190,804
      Percentage Change
            from Prior Year...........         5.38%          14.72%          13.36%          0.71%            N/A
--------------------------------------------------------------------------------------------------------------------



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                                    Page 38
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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            Billing and Payment Procedures. As servicer, GMAC Mortgage
Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.



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                                    Page 39
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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                                  Exhibit- 3

                         American Home Mortgage Corp.

General
American Home Mortgage Corp. ("American Home"), also referred to in this prospectus supplement as an Originator and in this section as the Originator, is a New York corporation. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator's call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating fixed-rate mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747. The following table reflects the Originator's originations of first-lien, fixed-rate mortgage loans for the past three years and for the nine months ended September 30, 2006:


------------------ -------------------- -------------------------- ------------------------- -------------------------
                       Year Ended              Year Ended                 Year Ended            Nine Months Ended
                   -------------------  -------------------------  ------------------------  ------------------------
                    December 31, 2003       December 31, 2004         December 31, 2005         September 30, 2006
------------------ -------------------- -------------------------- ------------------------- -------------------------
------------------ -------------------- -------------------------- ------------------------- -------------------------
Number of Loans                 74,462                     59,576                    97,645                    87,605
------------------ -------------------- -------------------------- ------------------------- -------------------------
------------------ -------------------- -------------------------- ------------------------- -------------------------
Principal Balance      $12,969,494,087            $10,586,364,298           $19,633,708,424           $17,951,780,908
------------------ -------------------- -------------------------- ------------------------- -------------------------


The Originator is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Criteria

The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.
The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.
The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.
The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. The Originator underwrites a borrower's creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.
Non-conforming loans are generally documented to the requirements of Fannie
Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      The Originator obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months. In addition to reviewing the borrower's credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

      In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by the Originator's underwriters. The Originator's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by the Originator's senior underwriters. The Originator Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility. Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by the Originator's vendor management company or an underwriter of the Originator or a mortgage insurance company contract underwriter. The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

      The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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                                  Exhibit 4
                          MBIA Insurance Corporation

      MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

      The principal executive offices of MBIA are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

      MBIA does not accept any responsibility for the accuracy or completeness of this Preliminary Termsheet or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty and MBIA set forth in this Exhibit 4. Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

Regulation

      As a financial guaranty insurance company licensed to do business in the State of New York, MBIA is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for MBIA, limits the classes and concentrations of investments that are made by MBIA and requires the approval of policy rates and forms that are employed by MBIA. State law also regulates the amount of both the aggregate and individual risks that may be insured by MBIA, the payment of dividends by MBIA, changes in control with respect to MBIA and transactions among MBIA and its affiliates.

      The Certificate Guaranty is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.


Financial Strength Ratings of MBIA

      Moody's  Investors  Service,  Inc. rates the financial  strength of MBIA
"Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

      Fitch Ratings rates the financial strength of MBIA "AAA."

      Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

MBIA Financial Information

      The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as selected financial information of MBIA on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"):

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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
                                                SAP
                          -------------------------------------------------
                          -------------------------------------------------
In millions                    June 30, 2006          December 31, 2005
                          -------------------------------------------------
                          -------------------------------------------------
                                (Unaudited)             (Audited)

Admitted Assets                            $11,273                 $11,037

Liabilities                                  6,929                   7,237

Capital and Surplus                          4,344                   3,800


                                                GAAP
                          -------------------------------------------------
                          -------------------------------------------------
In millions                    June 30, 2006          December 31, 2005
                          -------------------------------------------------
                          -------------------------------------------------
                                (Unaudited)            (Audited)

Assets                                     $13,388                 $13,506

Liabilities                                  6,305                   6,426

Equity                                       7,083                   7,080



      For further information concerning MBIA, see the consolidated financial statements of MBIA and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2006 and for the six month periods ended June 30, 2006 and June 30, 2005 included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2006, which are hereby incorporated by reference into this Preliminary Termsheet and shall be deemed to be a part hereof.

      Copies of the statutory financial statements filed by MBIA with the State of New York Insurance Department are available over the Internet at the Company's web site at http://www.mbia.com and at no cost, upon request to MBIA at its principal executive offices.

Incorporation of Certain Documents by Reference

            The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Preliminary Termsheet:

            (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2005; and

            (2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

      Any documents, including any financial statements of MBIA and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Preliminary Termsheet and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Preliminary Termsheet, shall be deemed to be modified or superseded for purposes of this Preliminary Termsheet to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Preliminary Termsheet.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 43
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the Company's SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006) are available
(i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington, D.C. (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA at its principal executive offices.

Experts

      The financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this Preliminary Termsheet by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group      [Morgan Stanley Logo]

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This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research
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Trading desk materials are not independent of the proprietary interests of
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Recipients are required to comply with any legal or contractual restrictions on
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The securities/instruments discussed in this material may not be suitable for
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Options are not for everyone. Before purchasing or writing options, investors
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This material may not be sold or redistributed without the prior written consent
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